ASSIGNMENT

WHEREAS, **Benny Gaber**, Hereinafter called "ASSIGNOR" having an address at **12 Shaar Hagai St., Haifa 34554, Israel**, is the sole owner of the following United States patent (Hereinafter: "the patent")

Patent No.	Issue Date	Title
7,141,024	**November 28, 2006**	**Maneuverable Coiled Guidewire**

and, WHEREAS, **Cardio Vascular Medical device Corp.** (Hereinafter: the ASSIGNEE), a corporation having a place of business at **c/o Tarshish Capital, 33 Jabotinsky St., P.O.B 129, Ramat Gan, Israel**, is desirous of obtaining the entire right, title and interest in, to and under the said patent;

NOW, THEREFORE, in consideration of the sum of future Royalties in the amount of 1/2 % from revenues derived from the sale and / or licensing of the related patent for an indefinite period, the said ASSIGNOR, has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto the said ASSIGNEE, its successors, legal representatives and assigns, its entire right, title and interest in, to and under the said patent (including all rights to sue and recover damages for past infringement), and all divisions, renewals and continuations thereof, and all Patents of the United States or of any country other than the US if filed which may be granted thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for said patent in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from any United States application under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors' certificates and designs which may be granted for said patent inventions in any country or countries foreign to the United States and all extensions. renewals and reissues thereof.

AND ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to the said ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

AND ASSIGNOR HEREBY covenants and agrees that it has full right to convey the entire interest herein assigned, and that it has not executed, and will not execute, any agreement in conflict herewith.

AND ASSIGNOR HEREBY further covenants and agrees that it will communicate to the said ASSIGNEE, its successors, legal representatives and assigns, any facts known to it respecting said patent, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible

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to aid the said ASSIGNEE, its successors, legal representatives and assigns, to obtain and enforce proper protection for said patent in all countries.

AND ASSIGNOR HEREBY grants the firm of Fleit, Kain, Gibbons, Gutman Bongini & Bianco P.L. the power to insert into this Assignment any further identification which may be necessary or desirable to comply with the rules of the United States Patent and Trademark office for recordation of this Assignment.

Assignor:

BY (signature): ____________ DATE: 28. May. 07

Name: **Benny Gaber** Title: Director, inventor

Note: If signed abroad, prima facie evidence of execution may optionally be obtained by execution of this document before a U.S. Consul or before a local officer authorized to administer oaths whose authority is proved by a certificate from a U.S. Consul. If signed domestically, do so before a Notary Public. Otherwise the execution by the owners should be witnessed by at least two witnesses who sign here:

WITNESSES:

Signature: ____________ Date: 28.5.07

Signature: ____________ Date: 28.5.07

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